Exhibit 10.1

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

AMENDMENT NO. 1 TO
AGREEMENT

THIS AMENDMENT NO. 1 TO AGREEMENT (this “Amendment”) is made effective as of the 1st day of January, 2005, between IDEXX Operations, Inc., a Delaware corporation whose principal place of business is at 6100 East Shelby Drive, Memphis, Tennessee 38141, U.S.A. (“IDEXX”) and Ortho-Clinical Diagnostics, Inc., a New York corporation with offices at 100 Indigo Creek Drive, Rochester, New York, U.S.A. (“OCD”).

WHEREAS, OCD and IDEXX entered into a certain Agreement dated as of October 16, 2003 (the “Agreement”) regarding supply by OCD of dry slides for IDEXX veterinary chemistry analyzers; and

WHEREAS, OCD and IDEXX desire to amend the Agreement as set forth in this Amendment.

NOW THEREFORE, the parties hereby agree as follows:

1.     Capitalized terms used in this Amendment, which are not otherwise defined, have the respective meanings ascribed to them in the Agreement.

2.     Section 3.08(b) is amended by deleting the same in its entirety and substituting therefor the following provision:

Automation Costs shall exclude the cost of any injection molding tooling associated with the New Slide/Panel Design, for which IDEXX shall be solely responsible. The parties shall mutually agree on the selection of a third party vendor for such tooling. IDEXX shall own such tooling. After installation, IDEXX shall be solely responsible for the costs of maintaining, repairing and replacing any such tooling, and costs of spare tooling, in each case to the extent OCD deems necessary to maintain OCD’s piece part cost of the injection molded components at or below the levels realized with tooling that has suffered no degradation.

3.     Section 18.01 is amended by deleting the same in its entirety and substituting therefor the following provision:

Subject to the terms and conditions set forth herein, the term (the “Term”) of the Agreement shall be the period from the Commencement Date until December 31, 2020.

4.     Schedule 3, Schedule 5, Schedule 6 and Schedule 8 to the Agreement are amended by deleting the same in their entirety and substituting therefor the respective Schedule 3, Schedule 5, Schedule 6 and Schedule 8 attached to this Amendment.

5.     The price for Vetrol controls (Catalog No. 8699852) supplied hereunder shall be $[**] and the price for tips (Catalog No. 6801762) supplied hereunder shall be $[**].

6.     The per slide prices for single VETTEST slides that are packaged 12 per box shall be the same as the per slide prices of the corresponding single VETTEST slides that are packaged 25 per box.

7.     Except as modified by this Amendment, all provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF and intending to be legally bound, the parties hereto have caused this Amendment to be duly executed in duplicate by their respective authorized representatives as of the day and year first written above.

ORTHO-CLINICAL DIAGNOSTICS, INC.	IDEXX OPERATIONS, INC.

By: /s/Tony Zezzo	By: /s/Laurel LaBauve

Name: Tony Zezzo	Name: Laurel LaBauve

Title: VP Americas	Title: President, IDEXX Operations

Acknowledged and consented to,
solely as guarantor pursuant to
Section 30 of the Agreement

IDEXX LABORATORIES, INC.

By: /s/Conan R. Deady

Name: Conan R. Deady

Title: Vice President

Schedule 3 — Panels/Profiles
(Applicable only to VETTEST Analyzer)

The initial PANEL shall be the “Pre-Anesthetic Panel” consisting of four sets of the following six VETTEST slides:

BUN	Urea Nitrogen
ALT	Alanine aminotransferase
GLU	Glucose
TP	Total protein
CREA	Creatinine
ALKP	Alkaline phosphatase

The initial PROFILES shall be the “General Health Profile” and the “Large Animal Profile”, each consisting of two sets of 12 VETTEST slides as follows:

General Health Profile		Large Animal Profile
ALB	Albumin	ALB	Albumin
ALKP	Alkaline phosphatase	ALKP	Alkaline phosphatase
ALT(SGPT)	Alanine aminotransferase	AST	AST
AMYL	Amylase	Ca2+	Calcium
Ca2+	Calcium	CK	CK
CHOL	Cholesterol	GGT	Gamma GT
CREA	Creatinine	GLU	Glucose
GLU	Glucose	PHOS	Inorganic phosphate
PHOS	Inorganic phosphate	LDH	LDH
TBIL	Total bilirubin	MG	Magnesium
TP	Total protein	TP	Total Protein
BUN	Urea Nitrogen	BUN	Urea Nitrogen

Effective as of March 4, 2004, “PROFILES” shall also include the “Equine Health Profile,” consisting of two sets of 12 VETTEST slides as follows:

ALB	Albumin
ALKP	Alkaline phosphatase
AST	AST
Ca2+	Calcium
CK	CK
GGT	Gamma GT
GLU	Glucose
LDH	LDH
TP	Total protein
BUN	Urea Nitrogen
CREA	Creatinine
TBIL	Total Bilirubin

Effective as of May 25, 2004, “PROFILES” shall also include the “Urine P:C Ratio” (OCD cat #6802061), consisting of six pairs of Urine Protein and Creatinine VETTEST slides.

Effective as of June 1, 2005, “PANELS” shall also include the “[**]” (IDEXX part #98-13952-00, OCD cat #6802213), consisting of four sets of the following [**] VETTEST slides:

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

Packaging for the Pre-Anesthetic Panels, the General Health Profiles, the Large Animal Profiles, the Equine Health Profiles, the Urine P:C Ratios and the [**] for the VETTEST Analyzer has been previously agreed upon by the parties, and any changes to the slide composition or packaging of the foregoing PANELS or PROFILES shall be negotiated in good faith and mutually agreed upon by OCD and IDEXX. The slide composition, packaging and initial pricing of any additional PANELS/PROFILES shall be mutually agreed upon by OCD and IDEXX. Unless otherwise agreed by the parties in writing with respect to one or more specific PANELS or PROFILES, all purchases by IDEXX or IDEXX BV of VETTEST slides packaged as PANELS/PROFILES shall be credited against the Annual Purchase Forecasts and Purchase Commitments for such slides under this Agreement and the Europe Agreement.

New Slide/Panel Design for the New Analyzer shall be as developed by IDEXX under Article 3.

Schedule 5 - Products
(as of January 1, 2005)

Single Slides (Box of 25)	Catalog Number	Single Slides (Box of 12) (added Dec 11, 2003)	Catalog Number
Albumin	822 7134	Albumin	6801907
Alk Phos	831 5459	Alk Phos	6801919
ALT	808 3750	ALT	6801916
Ammonia	181 6842	Ammonia	6801908
Amylase	820 8191	Amylase	6801913
AST	811 3979	AST	6801914
Calcium	804 8191	Calcium	6801902
Cholesterol	835 4888	Cholesterol	6801906
CK	835 8582	CK	6801918
Creatinine	818 3477	Creatinine	6801911
ECO2 (HCO3)	853 8670	ECO2 (HCO3)	6802306
Gamma GT	826 1315	Gamma GT	6801920
Glucose	813 0536	Glucose	6801900
LDH	835 1082	LDH	6801917
Lipase	196 6191	Lipase	6801915
Magnesium	108 0266	Magnesium	6801912
Phosphorus	807 0856	Phosphorus	6801909
Total Bilirubin	838 0396	Total Bilirubin	6801910
Total Protein	193 7093	Total Protein	6801904
Triglycerides	192 2285	Triglycerides	6801905
Urea Nitrogen	150 7326	Urea Nitrogen	6801901
Uric Acid	100 0793	Uric Acid	6801903

		[**] (added as of July 1, 2005)	6802307

Profile Slides (Box of 24)		Profile Slides (Box of 12)
General Health Profile	160 7175	Urine P;C Ratio (added May 25, 2004)	6802061
Pre-Anesthetic Panel	801 5109
Large Animal Profile	680 0071
Equine Health Panel (added Mar 4, 2004)	680 1956
[**] (added as of June 1, 2005)	680 2213

Other
Vetrols	869 9852
Tips	6801762

Schedule 6 – Minimum Prices for New Chemistries

Urine Protein (added May 25, 2004 as part of the Urine P:C Ratio):

•	Prices for 2005 and thereafter shall be determined based on volume tiers pursuant to Section 7.02(b), subject to a minimum price for this New Chemistry of $[**] per slide.

[**]     (added as of July 1, 2005):

•	Prices for 2005 and thereafter shall be determined based on volume tiers pursuant to Section 7.02(b), subject to a minimum price for this New Chemistry of $[**] per slide.

Schedule 8 – Eligible New Chemistry Slides

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